Exhibit 31.2

LEGACY BANCORP, INC.

CERTIFICATION

Pursuant to Rule 13a – 14(a) / 15d-14(a)

I, Stephen M. Conley, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Legacy Bancorp, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 9, 2005

/s/ Stephen M. Conley
Stephen M. Conley
Senior Vice President, Chief Financial Officer and Treasurer

6